UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
___________________

FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2016
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GENERAL MOTORS COMPANY
(Exact name of registrant as specified in its charter)
___________________

DELAWARE (State or other jurisdiction of incorporation)	001-34960 (Commission File Number)	27-0756180 (I.R.S. Employer Identification No.)
300 Renaissance Center, Detroit, Michigan (Address of principal executive offices)	48265-3000 (Zip Code)

(313) 556-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of the shareholders of General Motors Company (the Company) was held on June 7, 2016. The final votes on the matters submitted to the shareholders were as follows:

Item No. 1-Election of Directors

The Company's shareholders elected each of the following individuals as directors for one year terms:

Nominee	For	Against	Abstain	Broker Non-Vote
Joseph J. Ashton	1,132,207,943	10,752,675	916,116	176,376,057
Mary T. Barra	1,090,489,796	50,096,603	3,290,335	176,376,057
Linda R. Gooden	1,133,606,808	9,403,002	866,924	176,376,057
Joseph Jimenez Jr.	1,117,020,877	25,959,226	896,631	176,376,057
Kathryn V. Marinello	1,113,650,881	29,355,068	870,785	176,376,057
Jane L. Mendillo	1,137,992,991	5,006,499	877,244	176,376,057
Michael G. Mullen	1,137,767,122	5,203,108	906,504	176,376,057
James J. Mulva	1,125,921,951	17,048,751	906,032	176,376,057
Patricia F. Russo	941,616,641	198,287,778	3,972,315	176,376,057
Thomas M. Schoewe	1,138,055,494	4,909,174	912,066	176,376,057
Theodore M. Solso	1,125,241,174	17,712,040	923,520	176,376,057
Carol M. Stephenson	972,637,424	170,384,260	855,050	176,376,057

In addition, two individuals nominated by a shareholder at the annual meeting received an average of 125 votes "For" and 1.1 billion votes "Against".

Item No. 2-Advisory Vote to Approve Named Executive Officer Compensation

The shareholders approved, on an advisory basis, the compensation of the Company's named executive officers:

For	Against	Abstain	Broker Non-Vote
706,068,220	432,553,431	5,255,083	176,376,057

Item No. 3-Ratification of the Selection of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for 2016

The shareholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2016:

For	Against	Abstain	Broker Non-Vote
1,304,864,993	13,592,385	1,795,413	—

Item No. 4-Shareholder Proposal Regarding Implementation of Holy Land Principles for Employment in Palestine-Israel

The shareholders did not approve a shareholder proposal regarding implementation of Holy Land Principles for Employment in Palestine-Israel:

For	Against	Abstain	Broker Non-Vote
29,204,396	972,616,268	142,056,070	176,376,057

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)
/s/ JILL E. SUTTON
Date: June 10, 2016	By:	Jill E. Sutton Deputy General Counsel & Corporate Secretary